EXHIBIT 99.1

Enesco Appoints New Interim Chief Executive Officer

   ITASCA, Ill.--(BUSINESS WIRE)--Aug. 16, 2004--

 Enesco Board Member George Ditomassi, Former Chairman, President and
     CEO of the Milton Bradley Company, to lead Enesco Group, Inc.

   Enesco Group, Inc. (NYSE:ENC), a leader in the giftware, collectible and home decor industries, today appointed George Ditomassi, a member of the Company's Board of Directors, as its new Interim Chief Executive Officer. Tom Bradley, who served as Chief Financial Officer and Interim CEO, has resigned from Enesco to pursue other interests.
   Prior to joining Enesco's Board of Directors in 2000, Ditomassi was the Chairman (1990-2000), President and CEO (1985-1990) of the Milton Bradley Company, a subsidiary of Hasbro, Inc., a worldwide leader in children's and family leisure time and entertainment product and services. He also served as COO of Hasbro Games and Hasbro International (1990-1998), and President of Hasbro International (1996-1997).
   "We are confident that with his knowledge of Enesco and the industry, his leadership skills and his operational capabilities, George will complement the talents and commitment of the entire management team," said Anne-Lee Verville, Enesco's Chairman of the Board. "We believe George is the right person to lead Enesco as we continue to address the recent ERP (Enterprise Resource Planning) system implementation issues and focus on enhancing customer service."
   The Company will continue its search for a permanent Chief Executive Officer and begin a search for a Chief Financial Officer.

   About Enesco Group, Inc.

   Enesco Group, Inc. is a world leader in the gift, collectible and home decor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home decor boutique as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco's international distribution network is a leader in the industry. The Company's product lines include some of the world's most recognizable brands, including Precious Moments, Walt Disney Classics Collection, Nickelodeon, Heartwood Creek, Halcyon Days, Lilliput Lane, and Border Fine Arts, among others. Further information is available on the Company's web site at www.enesco.com.

   This press release contains various forward-looking statements that are based on management's current assumptions and beliefs and upon information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "anticipates," "could," "estimates," "plans," and "believes," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited: the Company's success in developing new products and consumer reaction to the Company's new products; the Company's ability to secure, maintain and renew popular licenses, particularly our licenses for Precious Moments, Cherished Teddies, Heartwood Creek and Disney; the Company's ability to grow revenues in mass and niche market channels; the Company's ability to identify and close on strategic acquisitions; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war.
   In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company's reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

    CONTACT: Ashton Partners
             Nathan Elwell (Investors), 312-553-6706
             nelwell@ashtonpartners.com
             or
             Enesco Group, Inc.
             Donna Shaults (Media), 630-875-5464
             dshaults@enesco.com